EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(a)	Registration Statements (Form S-8 No. 333-139292, Form S-8 No. 333-87463) pertaining to the Astronics Corporation Employee Stock Purchase Plan,

(b)	Registration Statement (Form S-8 No. 333-127137) pertaining to the Astronics Corporation 2005 Director Stock Option Plan,

(c)	Registration Statement (Form S-8 No. 33-65141) pertaining to the 1993 Director Stock Option Plan,

(d)	Registration Statement (Form S-8 No. 333-143564) pertaining to the Astronics Corporation 2001 Stock Option Plan, and

(e)	Registration Statement (Form S-8 No. 333-176044) pertaining to the Astronics Corporation 2011 Employee Stock Option Plan;

of our report dated February 23, 2017, except for Note 19, as to which the date is August 31, 2017, with respect to the consolidated financial statements and schedule of Astronics Corporation, and our report dated February 23, 2017, except for the effect of the material weaknesses described in the sixth paragraph of that report, as to which the date is August 31, 2017, with respect to the effectiveness of internal control over financial reporting of Astronics Corporation included in this Amendment No. 1 to the Annual Report (Form 10-K/A) of Astronics Corporation for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Buffalo, New York
August 31, 2017